Exhibit 10.23

AMENDMENT NO. 1 TO

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) between David E. Flitman (“Executive”) and Builders FirstSource, Inc., a Delaware corporation (the “Company”), is entered into as of January 31, 2022 and is effective as of 12:01 am Eastern Time on January 1, 2021 (the “Effective Time”).

RECITALS

WHEREAS, reference is made to that certain Amended and Restated Employment Agreement between Executive, the Company, and BMC Stock Holdings, Inc., entered into as of August 26, 2020 and effective as of the Effective Time (the “Current Employment Agreement”); and

WHEREAS, Executive and the Company desire to amend Section 2.1(b) the Current Employment Agreement to correct a clerical error.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Company and Executive hereby agree as follows:

AGREEMENT

1.1Amendment

. Section 2.1(b) of the Current Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Annual Cash Bonus. During the term of employment, Executive shall be eligible to participate under the Company’s annual incentive program for executive officers, as in effect and from time to time adopted by the Board (the “Incentive Plan”) for the award of an annual cash bonus (“Annual Cash Bonus”). The Annual Cash Bonus shall be determined based on a target bonus equal to 125% of Base Salary (the “Target Bonus”), and shall provide for a maximum Annual Cash Bonus opportunity equal to 200% of Target Bonus; provided that Executive’s Annual Cash Bonus in respect of the year during which the Effective Time occurs shall be prorated based on the number of days during such year Executive is employed by the Company.  Payment of the Annual Cash Bonus, if any, shall be made pursuant to the terms and conditions of the Incentive Plan.”

1.2Other Agreements

. Except as modified by this Amendment, the Current Employment Agreement shall remain in full force and effect in accordance with its terms.

1.3Counterparts

. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

1.4Governing Law

. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:	EXECUTIVE:

BUILDERS FIRSTSOURCE, INC.

By: /s/ Timothy Johnson	/s/ David E. Flitman
Name: Timothy Johnson	David E. Flitman
Its: Executive Vice President & General
Counsel